Exhibit 10.5

AUTODESK, INC.

2000 DIRECTORS’ OPTION PLAN1

1. Purposes of the Plan. The purposes of this Directors’ Option Plan are to attract and retain highly skilled individuals as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be “non-statutory stock options.”

2. Definitions. As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” means the Common Stock of the Company, par value $0.01 per share.

(d) “Company” means Autodesk, Inc., a Delaware corporation.

(e) “Director” means a member of the Board.

(f) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee or consulting fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company unless the Director and the Company agree that, as a result of payment of such fees in connection with services rendered, such Director should not be considered an Outside Director.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or, if more than one, on the exchange with the greatest volume of trading in the Company’s Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

[1]	As amended by the Board of Directors on May 5, 2003, and approved by the stockholders on June 19, 2003.

(ii) If the Common Stock is quoted on Nasdaq (but not on the National Market) or regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(i) “Option” means an option to purchase Common Stock granted pursuant to the Plan.

(j) “Optioned Stock” means the Common Stock subject to an Option.

(k) “Optionee” means an Outside Director who receives an Option.

(l) “Outside Director” means a Director who is not an Employee.

(m) “Plan” means this 2000 Directors’ Option Plan.

(n) “Purchaser” means an Outside Director who purchases Restricted Stock.

(o) “Qualified Retirement” means a retirement from the Board after the retiring Director either (i) has attained 62 years of age and has served on the Board for at least five (5) years, or (ii) has served on the Board for at least ten (10) years.

(p) “Restricted Stock” means Shares granted to and purchased by Outside Directors in accordance with Section 4(c) of this Plan.

(n) “Restricted Stock Award” means the Company’s grant of Restricted Stock pursuant to Section 4(c) of the Plan.

(o) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 400,000 Shares (the “Pool”) of Common Stock, together with any shares remaining in the Company’s 1990 Directors’ Option Plan as of its termination on July 24, 2000. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). If Shares are forfeited to the Company pursuant to a Restricted Stock agreement, such Shares shall be returned to the Plan and shall become available for reissuance under the Plan, unless the Plan shall have been terminated. However, such Shares shall not return to the Plan if the persons to whom they were originally issued receive the benefits of ownership of such Shares (other than voting), as such concept is interpreted from time to time by the Securities and Exchange Commission in the context of Rule 16b-3.

4. Administration of and Grants under the Plan.

(a) Administration. Except as otherwise required herein, the Plan shall be administered by the Board. All grants of Options and Restricted Stock to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(b) Option Grants.

(i) No person shall have any discretion to select which outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii) Each Outside Director who joins the Board on or after the date of adoption of this plan shall be automatically granted an Option to purchase 50,000 Shares (the “Initial Option”) upon the date of the first meeting of the Board at which such person first serves as a Director (which shall be (i) in the case of a director elected by the stockholders of the Company, the first meeting of the Board of Directors after the meeting of stockholders at which such director was elected or (ii) in the case of a director appointed by the Board to fill a vacancy, the meeting of the Board at which such director is appointed); provided, however, that no option shall become exercisable under the Plan until stockholder approval of the Plan has been obtained in accordance with Section 16 hereof.

(iii) On the date of each annual stockholder meeting (an “Annual Meeting”) during the term of this Plan, each Outside Director shall automatically receive an additional option to purchase 20,000 Shares (the “Annual Option”), provided that (1) the Annual Option shall be granted only to an outside Director who has served on the Board for at least six full months prior to the date of grant and (2) the grant of an Annual Option shall be subject to the person’s continued service as an outside Director.

(iv) The terms of each Option granted hereunder shall be as follows:

(1) Each Option shall terminate, if not previously exercised or otherwise terminated, on a date ten (10) years after the date of grant.

(2) Each Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

(3) The exercise price per Share of each Option shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(4) Each Initial Option shall become exercisable in installments cumulatively as 34%, 33% and 33%, respectively, of the Optioned Stock, on each of the three (3) succeeding years on the anniversary of such Option’s date of grant, for a total vesting period of approximately three (3) years, provided that the Director continues to serve on the Board on such dates.

(5) Each Annual Option shall become fully exercisable on the date of the Company’s next Annual Meeting for a total vesting period of approximately one (1) year, provided that the Director continues to serve on the Board on such date.

(v) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(c) Restricted Stock Awards.

(i) No person shall have any discretion to select which Outside Directors shall receive Restricted Stock Awards or to determine the number of Shares to be covered by Restricted Stock awarded to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive a Restricted Stock Award under this Plan.

(ii) On the date of each Annual Meeting of Stockholders of the Company during the term of this Plan, each Outside Director shall automatically receive a Restricted Stock Award for that number of Shares determined by dividing (1) the product of (a) fifty percent (50%) of the cash value of his or her annual retainer as a Director multiplied by (b) 1.2, by (2) the Fair Market Value of a Share on that date, rounded to the nearest whole Share, provided that on the date of grant of any such Restricted Stock Award such person is an Outside Director; and provided further that sufficient Shares are available under the Plan for the grant of such Restricted Stock Award.

(iii) On the date of each Annual Meeting of Stockholders of the Company during the term of this Plan, each Outside Director may elect to receive any or all of the remaining cash balance of his or her annual retainer as a Director in the form of a Restricted Stock Award by making an election (the “Election”). The Election must be in writing and delivered to the Secretary of the Company prior to the date of such Annual Meeting of Stockholders of the Company. Any Election made by an Outside Director pursuant to this subsection 4(c)(iii) shall be irrevocable. Effective as of the Annual Meeting of Stockholders of the Company, the Outside Director shall receive a Restricted Stock Award for that number of Shares determined by dividing (1) the product of (a) the amount of his or her annual retainer as a Director covered by the Election, multiplied by (b) 1.2, by (2) the Fair Market Value of a Share on that date, rounded to the nearest whole Share, provided that on the date of grant of any such Restricted Stock Award such person is an Outside Director; and provided further that sufficient Shares are available under the Plan for the grant of such Restricted Stock Award.

(iv) The terms of a Restricted Stock Award granted hereunder shall be as follows:

(1) the purchase price shall be $.01 per Share (the par value of the Company’s Common Stock); and

(2) Subject to Sections 9(d) and 11(c), Restricted Stock shall vest on the date of the following year’s Annual Meeting of Stockholders of the Company, provided that the Purchaser is an Outside Director on such date.

(d) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 2(h) of the Plan, the Fair Market Value of the Common Stock; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Restricted Stock Award previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(e) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final.

5. Eligibility. Options and Restricted Stock Awards may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) and all Restricted Stock Awards shall be automatically granted in accordance with the terms set forth in Section 4(c)

The Plan shall not confer upon any Optionee or Purchaser any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Plan.

7. Option Exercise Price and Consideration.

(a) Exercise Price. The per Share exercise price for Optioned Stock shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(b) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option may consist of (i) cash, (ii) check, or (iii) other shares of the Company’s Common Stock which, in the case of Shares acquired upon exercise of an Option, either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised.

8. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Except as otherwise provided in Section 3, exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the option, by the number of Shares as to which the option is exercised.

(b) Rule 16b-3. Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

(c) Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he may, but only within seven (7) months after the date he ceases to be a Director of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination; provided, however, that if an Outside Director ceases to serve as a Director upon a Qualified Retirement, then he may, but only within three (3) years after the date he ceases to be a Director of the Company, exercise his Option to the extent he was qualified to exercise it at the date of such Qualified Retirement. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that the Director was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Disability of Optionee. Notwithstanding the provisions of Section 8(c) above, in the event an Optionee is unable to continue his service as a Director as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(e) Death of Optionee. In the event of the death of an Optionee during the term of an Option, the Option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable and may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired.

9. Restricted Stock.

(a) Procedure for Purchase. Following a Restricted Stock Award in accordance with Section 4(c), the Board shall notify the offeree in writing of the terms, conditions and restrictions relating to the offer, and the offeree shall have ninety (90) days following receipt of such notice within which to accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in such form as the Board shall approve.

(b) Rights as a Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing Restricted Stock, no right to vote or to receive dividends or any other rights as a stockholder shall exist with respect to purchased Shares. A share certificate for the number of Shares of Restricted Stock purchased shall be issued to the Purchaser as soon as practicable after purchase of the Restricted Stock. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

(c) Termination of Continuous Status as a Director. In the event a Purchaser’s Continuous Status as a Director terminates prior to vesting (other than by reason of the Purchaser’s death), Restricted Stock shall be forfeited by the Purchaser without any consideration therefor.

(d) Death. In the event a Purchaser’s Continuous Status as a Director terminates by reason of the Purchaser’s death, the Purchaser’s Restricted Stock shall become fully vested as of the date of death.

(e) Shares Available Under the Plan. Except as otherwise provided in Section 3 hereof, a purchase of Restricted Stock as provided hereunder shall result in a decrease in the number of Shares that thereafter shall be available under the Plan, by the number of Shares of Restricted Stock purchased.

(f) Rule 16b-3. Restricted Stock Awards to Outside Directors must comply with the applicable provisions of Rule 16b-3 of the Exchange Act and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by Outside Directors that could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

10. Non-Transferability of Options and Restricted Stock Awards. Options and Restricted Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Options may be exercised, during the lifetime of the Optionee, only by the Optionee.

11. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option and Restricted Stock Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Options or Restricted Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or repurchase or forfeiture of Restricted Stock, as well as the price per Share covered by each such outstanding Option, as applicable, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, spin off, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or Restricted Stock Award.

(b) Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, Options and Restricted Stock shall become fully vested and, in the case of Options, fully exercisable, including as to Shares as to which it would not otherwise be exercisable. To the extent an Option or Restricted Stock Award remains unexercised at the time of the dissolution or liquidation, the Option or Restricted Stock Award shall terminate.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, Restricted Stock shall fully vest and outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary thereof (the “Successor Corporation”). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(c) through (e) above.

If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

For the purposes of this Section 11(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

12. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee or Purchaser under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not impair the rights of any Optionee or Purchaser under Options or Restricted Stock already granted without his or her consent and, in the absence of such consent, such Options and Restricted Stock shall remain in full force and effect as if this Plan had not been amended or terminated.

13. Time of Granting Options or Restricted Stock Awards. The date of grant of an Option or Restricted Stock Award shall, for all purposes, be the date determined in accordance with Section 4 hereof. Notice of the determination shall be given to each Outside Director to whom an Option or Restricted Stock Award is so granted within a reasonable time after the date of such grant.

14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Restricted Stock Award unless the exercise of such Option or Restricted Stock Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option or Restricted Stock Award, the Company may require the person exercising such Option or Restricted Stock Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Agreements. Options and Restricted Stock Awards shall be evidenced by written option agreements in such form as the Board shall approve.

17. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the adoption of the Plan. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

2000 DIRECTORS’ OPTION PLAN

NOTICE OF GRANT OF STOCK OPTION

Unless otherwise defined herein, the terms defined in the 2000 Directors’ Option Plan (the “Plan”) shall have the same defined meanings in this Notice of Grant.

[Optionee’s name and address]

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted	Shares

Total Exercise Price	$

Type of Option	Nonstatutory Stock Option

Term/Expiration Date

Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule:

[FOR AN INITIAL GRANT: This Option shall become exercisable in installments cumulatively as to thirty four percent (34%), thirty three percent (33%) and thirty three percent (33%), respectively, of the Optioned Stock on each of the three (3) succeeding years on the anniversary of such Option’s date of grant, for a total vesting period of approximately three (3) years, provided that the Director continues to serve on the Board on such dates.]

[FOR AN ANNUAL GRANT: This Option shall become fully exercisable on the date of the Company’s next Annual Meeting for a total vesting period of approximately one (1) year, provided that the Director continues to serve on the Board on such date.]

AUTODESK, INC.

2000 DIRECTORS’ OPTION PLAN

STOCK OPTION AGREEMENT

Autodesk, Inc., a Delaware corporation (the “Company”), has granted to the optionee (the “Optionee”), named on the Notice of Grant of Stock Option (the “Notice of Grant”) which is attached hereto an option to purchase that number of shares of Common Stock (the “Shares”) set forth on the Notice of Grant at the price set forth on the Notice of Grant and in all respects subject to the terms, definitions and provisions of the 2000 Directors’ Option Plan adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings in this Option Agreement.

1. Nature of the Option. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

2. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

(i) Right to Exercise.

(a) [FOR AN INITIAL GRANT: This Option shall become exercisable in installments cumulatively as to thirty four percent (34%), thirty three percent (33%) and thirty three percent (33%), respectively, of the Optioned Stock on each of the three (3) succeeding years on the anniversary of such Option’s date of grant, for a total vesting period of approximately three (3) years, provided that the Director continues to serve on the Board on such dates; provided, however, that in no event shall the Option be exercisable prior to the date the stockholders of the Company approve the Plan.] [FOR AN ANNUAL GRANT: This Option shall become fully exercisable on the date of the Company’s next Annual Meeting for a total vesting period of approximately one (1) year, provided that the Director continues to serve on the Board on such date.]

(b) This Option may not be exercised for a fraction of a share.

(c) In the event of Optionee’s death, disability or other termination of service as a Director, the exercisability of the Option is governed by Section 8 of the Plan.

(ii) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by U. S. mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

3. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i) cash;

(ii) check; or

(iii) surrender of other shares which, in the case of Shares acquired upon exercise of an Option, either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised.

4. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6. Term of Option. This Option may be exercised only within the term set out on the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

7. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of Section 83 in general and the availability of a Section 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

AUTODESK, INC.
a Delaware corporation

Signature

Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions hereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:

Signature

Type or Print Name

EXHIBIT A

2000 DIRECTORS’ OPTION PLAN

EXERCISE NOTICE

Autodesk, Inc.

111 McInnis Parkway

San Rafael, CA 94903

Attention:: Corporate Secretary

1. Exercise of Option. The undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase              shares of the Common Stock (the “Shares”) of Autodesk, Inc. (the “Company”) under and pursuant to the Company’s 2000 Directors’ Option Plan and the Option Agreement dated              (the “Agreement”).

2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Agreement.

3. Federal Restrictions on Transfer. Optionee understands that the Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended (the “1933 Act”), or unless an exemption from such registration is available, and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

4. Tax Consequences. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

5. Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

6. Entire Agreement. The Agreement is incorporated herein by reference. This Exercise Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Exercise Notice and the Agreement are governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:

OPTIONEE	AUTODESK, INC.

Signature	Signature

Type or Print Name	Chairman of the Board,
President and Chief Executive Officer

Address	111 McInnis Parkway
San Rafael, CA 94903

Date Accepted

AUTODESK, INC.

2000 DIRECTORS’ OPTION PLAN

NOTICE OF GRANT OF RESTRICTED STOCK AWARD

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant.

<Name Name>

You have been granted the right to purchase Common Stock of the Company, subject to forfeiture and your continuing status as an Outside Director (as described in the Plan and the attached Restricted Stock Purchase Agreement), as follows:

Grant Number	<Number>

Date of Grant	<Date>

Price Per Share	$0.01

Total Number of Shares Subject to this Restricted Stock Award	<Number>

Expiration Date	<90 days from grant date>

This option shall fully vest on the date of the next Annual Stockholders Meeting.

YOU MUST EXERCISE THIS STOCK PURCHASE RIGHT BEFORE THE EXPIRATION DATE OR IT WILL TERMINATE AND YOU WILL HAVE NO FURTHER RIGHT TO PURCHASE THE SHARES. By your signature and the signature of the Company’s representative below, you and the Company agree that this Restricted Stock Award is granted under and governed by the terms and conditions of the Autodesk, Inc. 2000 Directors’ Option Plan and the Restricted Stock Purchase Agreement, attached hereto, both of which are made a part of this document. You further agree to execute the attached Restricted Stock Purchase Agreement as a condition to purchasing any shares under this Restricted Stock Award.

GRANTEE:	AUTODESK, INC.

Signature	Signature

Type or Print Name	Chairman of the Board, President and Chief Executive Officer

AUTODESK, INC.

2000 DIRECTORS’ OPTION PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Purchase Agreement.

WHEREAS in order to give the Purchaser named in the Notice of Grant, (the “Purchaser”) an opportunity to acquire an equity interest in the Company as an incentive for the Purchaser to participate in the affairs of the Company, the Administrator has granted to the Purchaser a Restricted Stock Award subject to the terms and conditions of the Plan and the Notice of Grant, which are incorporated herein by reference, and pursuant to this Restricted Stock Purchase Agreement (the “Agreement”).

NOW THEREFORE, the parties agree as follows:

1. Sale of Stock. The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase shares of the Company’s Common Stock (the “Shares”), at the per Share purchase price and as otherwise described in the Notice of Grant

2. Payment of Purchase Price. The purchase price for the Shares may be paid by delivery to the Company at the time of execution of this Agreement of cash, a check, or some combination thereof.

3. Repurchase Option. In the event the Purchaser ceases to be an Outside Director for any or no reason (other than death) before the Shares are released from the forfeiture provision (see Section 4), the Shares shall be forfeited by the Purchaser without any consideration therefor. In such event, the Company shall deliver written notice to the Purchaser (with a copy to the Escrow Holder). Upon delivery of such notice, the Company shall become the legal and beneficial owner of the forfeited Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares forfeited to the Company. In the event of the Purchaser’s death, the Purchaser’s Restricted Stock shall become vested as of the date of death.

4. Release of Shares From Forfeiture Provision.

(a) The Shares shall be released from the forfeiture provision at the first annual stockholder meeting following the Date of Grant provided that the Purchaser continues to be an Outside Director until the date of such release.

(b) Until the Shares have been released from the forfeiture provision, such Shares shall be referred to herein as “Unreleased Shares.”

(c) The Shares that have been released from the forfeiture provision shall be delivered to the Purchaser. (See Section 6).

5. Restriction on Transfer. Except for the escrow described in Section 6 or the transfer of the Shares to the Company or its assignees contemplated by this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such Shares are released from the forfeiture provision in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution.

6. Escrow of Shares

(a) To ensure the availability for delivery of the Purchaser’s Unreleased Shares upon forfeiture pursuant to the forfeiture provisions, upon execution of this Agreement, the share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A, shall be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”). The Unreleased Shares and stock assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached hereto as Exhibit B, until such time as the forfeiture provisions lapse.

(b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow while acting in good faith and in the exercise of its judgment.

(c) If Shares are forfeited hereunder or when the forfeiture provisions lapse, the Escrow Holder shall promptly cause a new certificate to be issued for the released Shares and shall deliver the certificate to the Company or the Purchaser, as the case may be.

(d) Subject to the terms hereof, the Purchaser shall have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon. If, from time to time during the term of the forfeiture provisions, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser’s ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as “Shares” for purposes of this Agreement and the forfeiture provisions.

7. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

8. Tax Consequences. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the possible forfeiture of Shares pursuant to the forfeiture provisions. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the forfeiture provisions lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of purchase. The form for making this election is attached as Exhibit C hereto.

THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b).

9. General Provisions

(a) This Agreement shall be governed by the laws of the State of California. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser. Subject to Section 12(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

(b) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

Any notice to the Escrow Holder shall be sent to the Company’s address with a copy to the other party hereto.

(c) The rights of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(d) Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(e) The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(f) PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN OUTSIDE DIRECTOR (AND NOT THROUGH THE ACT OF PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN OUTSIDE DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PURCHASER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PURCHASER’S DIRECTORSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

By Purchaser’s signature below, Purchaser represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Purchaser has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Purchaser agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Purchaser further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant.

DATED:

PURCHASER:	AUTODESK, INC.

Signature	Signature

Chairman of the Board, President and Chief Executive Officer

Typed or Printed Name	Title

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I,                             , hereby sell, assign and transfer unto Autodesk, Inc. shares of the Common Stock of Autodesk, Inc. standing in my name of the books of said corporation represented by Certificate No.                      herewith and do hereby irrevocably constitute and appoint Autodesk, Inc. to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement (the “Agreement”) between Autodesk, Inc. and the undersigned dated             .

Dated:

Signature

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to reacquire the shares in the event of forfeiture, as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

EXHIBIT B

JOINT ESCROW INSTRUCTIONS

            , 20

Corporate Secretary

Autodesk, Inc.

111 McInnis Parkway

San Rafael, CA 94903

As Escrow Agent for both Autodesk, Inc., a Delaware corporation (the “Company”), and the undersigned purchaser of stock of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (“Agreement”) between the Company and the undersigned, in accordance with the following instructions:

1. In the event the stock becomes forfeitable pursuant to the terms of the forfeiture provisions, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be forfeited. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4. In the event the forfeiture provisions lapse, you shall deliver to Purchaser a certificate representing the shares of stock.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Autodesk, Inc.
111 McInnis Parkway
San Rafael, CA 94903

PURCHASER:	<Name>
<Address>
<Address>

ESCROW AGENT:	Corporate Secretary
Autodesk, Inc.
111 McInnis Parkway
San Rafael, CA 94903

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instruction; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

Very truly yours,

AUTODESK, INC.

Signature

Chairman of the Board, President and Chief Executive Officer Title

PURCHASER:

Signature

Typed or Printed Name
ESCROW AGENT:

Corporate Secretary

EXHIBIT C

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with his or her receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:	TAXPAYER:	SPOUSE:

ADDRESS:

IDENTIFICATION NO:	TAXPAYER:	SPOUSE:
TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: shares (the “Shares”) of the Common Stock of Autodesk, Inc. (the “Company”).

3.	The date on which the property was transferred is: .

4.	The property is subject to the following restrictions:

The Shares may be forfeited by the Company upon certain events. This right lapses with regard to the Shares based on the continued performance of services by the taxpayer over time.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

$

6.	The amount (if any) paid for such property is:

$            .

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: , 20
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: , 20
Spouse of Taxpayer